UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006   (July 26, 2006)
AirNet Systems, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
7250 Star Check Drive, Columbus, Ohio 43217
(Address of principal executive offices) (Zip Code)
(614) 409-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 26, 2006, AirNet Systems, Inc. (“AirNet”) entered into a Purchase Agreement dated as of July 26, 2006 (the “Purchase Agreement”) among AirNet, Pinnacle Air, LLC (“Pinnacle”), and Jetride, Inc., a wholly owned subsidiary of AirNet (“Jetride”), to sell the Jetride passenger charter business for aggregate consideration of $41.0 million in cash, of which $40.0 million is consideration for the sale of nine company-owned aircraft and related engine maintenance programs and $1.0 million is consideration for the sale of all of the outstanding capital stock of a newly created subsidiary, also called Jetride, Inc. (“New Jetride”), that will own certain related assets contributed to New Jetride by Jetride. Of the total consideration, $40.0 million will be paid at closing, and $1.0 million will be held in escrow to cover indemnification claims for up to one year.
     AirNet will retain the net working capital of the Jetride business, which is expected to be between $1.0 million and $3.0 million as of closing. AirNet and Jetride will also retain substantially all of the pre-closing liabilities, if any, of the Jetride business.
     Subject to certain limited exceptions, Pinnacle has agreed to make offers of employment to all of the employees of the Jetride business, including Wynn D. Peterson, Senior Vice President, Jetride Services, who acts as its principal operating officer.
     The transaction is subject to standard closing contingencies and the receipt of requisite assurances from the U.S. Federal Aviation Administration with respect to the proposed ownership change, and is expected to close during AirNet’s third fiscal quarter.
     As a result of the transaction, AirNet expects to repay approximately $29 million of debt secured by the Jetride aircraft. Following repayment of Jetride’s debt and payment of applicable taxes and expenses related to the transaction, AirNet plans to use the remaining sale proceeds to further reduce the debt outstanding under AirNet’s revolving credit facility.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
     On July 26, 2006, AirNet issued a news release announcing that it had entered into a definitive Purchase Agreement with Pinnacle. A copy of AirNet’s news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c): Not applicable

     (d) Exhibits: The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Purchase Agreement dated as of July 26, 2006, among Jetride, Inc., an Ohio corporation, Pinnacle Air, LLC, a Delaware limited liability company, and AirNet Systems, Inc., an Ohio corporation.

99.1	News Release issued by AirNet Systems, Inc. on July 26, 2006
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: July 28, 2006	By:	/s/ Gary W. Qualmann

Gary W. Qualmann
Chief Financial Officer, Treasurer and
Secretary
[The schedules and exhibits to this Purchase Agreement have been omitted as permitted by applicable SEC regulations. Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.]